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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT


                  JOINT FILING AGREEMENT, dated as of the 10th day of February, 1997, between Status-One Investments Inc. and Earl Takefman.

                  WHEREAS, pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(g) of the Exchange Act by a single joint filing;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned hereby agree and represent as follows:

                  1. The Schedule 13G with respect to the Common Stock, par value $.01 per share, of Visual Edge Systems Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of Status-One Investments Inc. and Earl Takefman.

                  2. Each of Status-One Investments Inc. and Earl Takefman is eligible to use such Schedule 13G for the filing of information therein contained.

                  3. Each of Status-One Investments Inc. and Earl Takefman is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.




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                  IN WITNESS WHEREOF, the undersigned have caused this Joint
Filing Agreement to be duly executed and delivered as of the date first above written.

                                                     STATUS-ONE INVESTMENTS INC.



                                                     By: /s/ Earl Takefman
                                                        ------------------------
                                                        Name: Earl Takefman
                                                        Title: President



                                                     /s/ Earl Takefman
                                                     ---------------------------
                                                     Earl Takefman